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Exhibit 99.3

LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS

REGARDING THE OFFER TO EXCHANGE
$200,000,000 PRINCIPAL AMOUNT OF
8% SENIOR SUBORDINATED NOTES DUE 2011

OF

THE TITAN CORPORATION

        To Registered Holders and The Depository Trust Company Participants:

        We are enclosing herewith the materials listed below relating to the offer by The Titan Corporation, a Delaware corporation (the "Company"), to exchange its new 8% Senior Subordinated Notes due 2011 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8% Senior Subordinated Notes due 2011 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated    , 2003 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

        Enclosed herewith are copies of the following documents:

  1.
  Prospectus;

  2.
  Letter of Transmittal;

  3.
  Notice of Guaranteed Delivery;

  4.
  Instructions to Registered Holder or DTC Participant from Beneficial Owner;

  5.
  Letter which may be sent to your clients for whose account you hold definitive registered notes or book-entry interests representing Outstanding Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer; and

  6.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON    , 2003, UNLESS EXTENDED.

        The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

        To participate in the Exchange Offer, a beneficial holder must either (i) cause to be delivered to Deutsche Bank Trust Company Americas (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, definitive registered notes representing Outstanding Notes in proper form for transfer together with a properly executed Letter of Transmittal or (ii) cause a DTC Participant to tender such holder's Outstanding Notes to the Exchange Agent's account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Outstanding Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent. You will need to contact those of your clients for whose account you hold definitive registered notes or book-entry interests representing Outstanding Notes and seek their instructions regarding the Exchange Offer.

        Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company and the Guarantors that: (i) the Exchange Notes or book-entry interests therein to be acquired by such holder and any beneficial owner(s) of such Outstanding Notes or interests therein ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by such holder and any Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s), (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) if the holder or Beneficial Owner is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (iv) if the holder or Beneficial Owner is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (v) the holder and each Beneficial Owner acknowledge and agree that any person who is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities Exchange Commission (the "Commission") set forth in certain no-action letters, (vi) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (v) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (vii) neither the holder nor any Beneficial Owner(s) is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Upon a request by the Company, a holder or Beneficial Owner will deliver to the Company a legal opinion confirming its representation made in clause (vii) above. If the tendering holder of Outstanding Notes is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, the tendering holder will represent on behalf of itself that the Outstanding Notes to be exchanged for the Exchange Notes were acquired as a result of market-making activities or other trading activities, and acknowledge on its own behalf that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such tendering holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The enclosed "Instructions to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by the Beneficial Owner(s) of Outstanding Notes for you to make the foregoing representations. You should forward this form to your clients and ask them to complete it and return it to you. You will then need to tender Outstanding Notes on behalf of those of your clients who ask you to do so.

        The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in the section "The Exchange Offer—Transfer Taxes" of the enclosed Prospectus.

        Additional copies of the enclosed material may be obtained from the Exchange Agent.

Very truly yours, THE TITAN CORPORATION

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS